Exhibit 3.1

Delaware The First State Page 1 4503000 8100 Authentication: 203364345 SR# 20196381950 Date: 08-07-19 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DYNASIL CORPORATION OF AMERICA”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2019, AT 10:13 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF AUGUST, A.D. 2019 AT 5:01 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.